                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                      for Distribution Date of May 20, 1999



COLLECTIONS

                                                                                                           DOLLARS

Payments received                                                                                       117,214,618.73
      Plus:
            Servicer Advances                                                            1,630,405.71
            Reimbursement of holds                                                         558,973.36
                                                                                       --------------
                                                                                                          2,189,379.07

      Less:
            Reimbursement Advances
            Funds deposited in Holds Account                                              (611,132.19)
                                                                                        (1,417,150.57)
                                                                                       --------------
                                                                                                         (2,028,282.76)
                                                                                                        --------------

Total Funds Available for Distribution                                                                  117,375,715.04
                                                                                                        ==============


DISTRIBUTIONS

     Servicing Fee                                                                       3,030,573.00
     Trustee and Other Fees                                                                403,999.56
     Other Miscellaneous Payments                                                          491,853.33
                                                                                       --------------
                                                                                                          3,926,425.89
     Note Interest Distributable Amount - Class A-1                   2,854,560.00
     Note Interest Distributable Amount - Class A-2                   3,554,100.00
     Note Interest Distributable Amount - Class A-3                   5,903,812.50
     Note Interest Distributable Amount - Class A-4                   2,372,625.00


                                                                    --------------
         Total Note Interest Distributable Amount                    14,685,097.50

     Certificate Interest Distributable Amount                        2,018,041.67
                                                                    --------------

Total Interest Distribution                                                             16,703,139.17



     Note Principal Distributable Amount - Class A-1                 91,137,417.55
     Note Principal Distributable Amount - Class A-2 thru A-5                 0.00

     Certificate Principal Distributable Amount                               0.00
                                                                    --------------

Total Principal Distribution                                                            91,137,417.55
                                                                                       --------------

Total Principal and Interest Distribution                                                               107,840,556.72

     Spread Account Deposit                                                                               5,808,732.43


Total Distributions                                                                                     117,375,715.04
                                                                                                        ==============

                        WFS FINANCIAL 1999-A OWNER TRUST
                           Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                      for Distribution Date of May 20, 1999


     PORTFOLIO DATA:
                                                                       # of loans
           Beginning Security Balance                                      79,082                          1,000,000,000.00

           Less Scheduled Principal Balance                                     0     (41,766,936.94)
                 Full Prepayments                                          (4,223)    (45,146,613.39)
                 Partial Prepayments                                            0               0.00
                 Liquidations                                                (348)     (4,221,867.22)
                                                                                      --------------
                                                                                                             (91,137,417.55)
                                                                                                            ---------------
           Ending Security Balance                                         74,511                            908,862,582.45

     OTHER RELATED INFORMATION:

     Spread Account:

          Beginning Balance                                                            40,000,000.00
                Deposits                                                                5,608,732.43
                Reductions                                                                      0.00
                                                                                      --------------
          Ending Balance                                                                                      45,608,732.43

          Beginning Initial Deposit Repayment                                          40,000,000.00
                Repayments                                                                      0.00
                                                                                      --------------
          Ending Initial Deposit Repayment                                                                    40,000,000.00

     Modified Accounts:
          Principal Balance                                                                     0.00%                  0.00
          Scheduled Balance                                                                     0.00%                  0.00

     Servicer Advances
          Beginning Unreimbursed Advances:                                                      0.00
          New Advances                                                                  1,630,405.71
          Advances Reimbursed                                                            (611,132.19)
                                                                                      --------------
          Ending Unreimbursed Advances:                                                                        1,019,273.52

     Holding Account:
          Beginning Balance                                                                     0.00
          Funds Deposited                                                               1,417,150.57
          Withdrawal to Collection Account                                               (558,973.36)
                                                                                      --------------
          Ending Balance                                                                                         858,177.21

     Net Charge-Off Data:                                         # of loans
          Charge-Offs                                                         228       1,353,544.20
          Recoveries                                                         (108)       (274,337.50)
                                                                                      --------------
          Net Charge-Offs                                                     120                              1,079,206.70

     Delinquencies (P&I):                                        # of loans
           30-59 Days                                                         844       9,118,741.57
           60-89 Days                                                         209       2,367,208.63
           90-119 Days                                                         76         733,886.51
           120-149 Days                                                         0               0.00
           150 days and over                                                    0               0.00



     Repossessions                                                             44         330,043.22

     Contracts Repurchased (pursuant to Sect. 3.02, 4.07,
     or 9.01 of the Sale and Servicing Agreement)                               0                                      0.00

     Charge-Off Percentage                                                                                             1.18%
     Delinquency Percentage                                                                                            0.21%

     WAC                                                                                                            14.4581%
     WAM                                                                                                             55.922


                        WFS FINANCIAL 1999-A OWNER TRUST
                          Distribution Date Statement
                for Master Service Report Date of April 30, 1999
                     for Distribution Date of May 20, 1999

----------------------------------------------------------------------------------------------------
              ORIGINAL              BEGINNING                           PRIOR             CURRENT
              FINANCIAL             OUTSTANDING                         PRINCIPAL         PRINCIPAL
              BALANCE               PRINCIPAL         PRINCIPAL         CARRYOVER         CARRYOVER
CLASSES                             BALANCE           DISTRIBUTABLE     SHORTFALL         SHORTFALL
----------------------------------------------------------------------------------------------------
A-1             190,000,000.00       190,000,000.00    91,137,417.55     0.00              0.00

A-2             220,000,000.00       220,000,000.00             0.00     0.00              0.00

S-3             345,000,000.00       345,000,000.00             0.00     0.00              0.00

A-4             135,000,000.00       135,000,000.00             0.00     0.00              0.00

Certificate     110,000,000.00       110,000,000.00             0.00     0.00              0.00




----------------------------------------------------------------------------------------------------
TOTAL         1,000,000,000.00      1,000,000,00.00             0.00     0.00              0.00
----------------------------------------------------------------------------------------------------



-----------------------------------------------------------------------------------
                                               REMAINING               TOTAL
                                             OUTSTANDING             PRINCIPAL
                  PRINCIPAL                    PRINCIPAL            AND INTEREST
CLASSES            BALANCE                   DISTRIBUTION           DISTRIBUTION
-----------------------------------------------------------------------------------
A-1           91,137,417.55                  98,862,582.45           93,991,977.55

A-2                    0.00                 220,000,000.00            3,554,100.00

A-3                    0.00                 345,000,000.00            5,903,812.50

A-4                    0.00                 135,000,000.00            2,372,825.00

Certificate            0.00                 110,000,000.00            2,018,041.67


----------------------------------------------------------------------------------
TOTAL                                        91,137,417.55          107,840,556.72
----------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------
                                                        PRIOR            CURRENT
                                                        MARKET          INTEREST
 NOTE         INTEREST               CALCULATED       CARRYOVER         CARRYOVER           INTEREST
CLASSES         RATE                  INTEREST        SHORTFALL         SHORTFALL         DISTRIBUTION
-------------------------------------------------------------------------------------------------------
A-1           5.008%                2,554,560.00      0.00              0.00              2,554,560.00

A-2           5.385%                3,554,100.00      0.00              0.00              3,554,100.00

S-3           5.550%                5,903,812.50      0.00              0.00              5,903,812.50

A-4           5.700%                2,372,825.00      0.00              0.00              2,372,825.00

Certificate   5.950%                2,018,041.67      0.00              0.00              2,018,041.67


-------------------------------------------------------------------------------------------------------
TOTAL                              16,703,139.17      0.00              0.00             16,703,139.17
-------------------------------------------------------------------------------------------------------


-----------------------------------------------------
                   DEFICIENCY               POLICY
NOTE                CLAIM                   CLAIM
CLASSES             AMOUNT                  AMOUNT
-----------------------------------------------------
A-1                  0.00                    0.00

A-2                  0.00                    0.00

A-3                  0.00                    0.00

A-4                  0.00                    0.00
-----------------------------------------------------
Certificate          0.00                    0.00
-----------------------------------------------------

-----------------------------------------------------
      Note Percentage             100.00000000%

      Certificate Percentage        0.00000000%
-----------------------------------------------------